UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 2, 2004


                               Donegal Group Inc.
             (Exact name of registrant as specified in its charter)



        Delaware                      0-15341                  23-02424711
----------------------------     -----------------          -------------------
(State or other jurisdiction       (Commission              (I.R.S. Employer
of incorporation)                   File Number)            Identification No.)


1195 River Road, Marietta, Pennsylvania                       17547
---------------------------------------                     ----------
(Address of principal executive offices)                    (Zip Code)


         Registrant's telephone number, including areacode: 717-426-1931



                                       N/A
 ------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events.


                  On January 2, 2004, Donegal Group Inc. (the "Company") issued a press release, a copy of which is filed as Exhibit 99.1 hereto, announcing the acquisition of all of the outstanding capital stock of Le Mars Insurance Company ("Le Mars"), the successor to Le Mars Mutual Insurance Company of Iowa following its conversion to a stock insurance company pursuant to a plan of conversion. The Company acquired the capital stock of Le Mars for approximately $12.5 million.

                  Le Mars operates as a multiple line carrier in Iowa, Nebraska, Oklahoma and South Dakota. Personal lines coverages represents a majority of premiums written, with the balance coming from farmowners and mercantile and service businesses. Le Mars' largest line of business is private passenger automobile liability and physical damage; other principal lines include homeowners and commercial multi-peril.

                  On January 6, 2004, the Company issued a press release, a copy of which is filed as Exhibit 99.2 hereto, announcing the January 6, 2004 acquisition of all of the outstanding common stock of The Peninsula Insurance Company ("Peninsula Insurance") and Peninsula Indemnity Company ("Peninsula Indemnity") from Folksamerica Holding Company, Inc. pursuant to a Stock Purchase Agreement. The purchase price of approximately $23.3 million was a cash payment equal to 107.5% of the consolidated GAAP stockholders' equity of Peninsula Insurance and Peninsula Indemnity as of the date of closing of the acquisition.

                  Peninsula Insurance and Peninsula Indemnity are each Maryland-domiciled insurance companies headquartered in Salisbury, Maryland that write primarily private passenger automobile coverages, and also write homeowners, commercial multi-peril, workers' compensation and commercial automobile coverages. The principal operating area of Peninsula Insurance and Peninsula Indemnity is Maryland, Delaware and Virginia.


Item 7.  Financial Statements and Exhibits.

                  (c) Exhibits.

                           See Exhibit Index.







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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               DONEGAL GROUP INC.


                                                   By:__________________________
                                                   Donald H. Nikolaus, President
                                                   And Chief Executive Officer

Date:  January 16, 2004

                                  EXHIBIT INDEX

Exhibit No.                  Description                                                   Reference
----------                   -----------                                                   ---------
99.1*                        Press Release issued by Donegal Group Inc. dated January 2,   Filed herewith.
                             2004.

99.2*                        Press Release issued by Donegal Group Inc. dated January 7,   Filed herewith.
                             2004.
--------------
*         This press release shall not be deemed to be filed for the purposes of
          Section 18 of the Securities Exchange Act of 1934 or incorporated by reference in any filing under the Securities Act of 1933.